Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the separate historical financial statements of Hilltop Holdings Inc. (Hilltop) and PlainsCapital Corporation (PlainsCapital) after giving effect to the merger and the issuance of Hilltop common stock in connection therewith, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet as of September 30, 2012 is presented as if the merger with PlainsCapital had occurred on September 30, 2012. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2011 and the nine months ended September 30, 2012 are presented as if the merger had occurred on January 1, 2011. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the statements of income only, expected to have a continuing impact on consolidated results of operations.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States. Hilltop is the acquirer for accounting purposes. The unaudited pro forma adjustments, including the allocations of the purchase price, are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information.

In connection with the plan to integrate the operations of Hilltop and PlainsCapital as a result of the merger, Hilltop could incur nonrecurring charges, such as costs associated with systems implementation, severance, and other costs related to exit or disposal activities. Hilltop is not able to determine the timing, nature, and amount of these charges as of the date of this Current Report on Form 8-K/A (Amendment No. 2). However, these charges could affect the results of operations of Hilltop and PlainsCapital, as well as those of the combined company as a result of the merger, in the period in which they are recorded. Therefore, the unaudited pro forma condensed combined financial statements do not include the effects of the costs associated with any restructuring or integration activities resulting from the transaction, as they are nonrecurring in nature and not factually supportable at the time that the unaudited pro forma condensed combined financial statements were prepared. Additionally, the unaudited pro forma adjustments do not give effect to any nonrecurring or unusual restructuring charges that may be incurred as a result of the integration of the two companies or any disposition of assets that may result from such integration. Transaction-related expenses estimated at $9.7 million incurred by Hilltop and PlainsCapital are not included in the unaudited pro forma condensed combined statements of income.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed combined financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed combined financial statements should be read together with:

•                  the accompanying notes to the unaudited pro forma condensed combined financial statements;

•                  Hilltop’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2011, included in Hilltop’s Annual Report on Form 10-K for the year ended December 31, 2011;

•                  PlainsCapital’s separate audited historical consolidated financial statements and accompanying notes as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011, included as Exhibit 99.1 to this Current Report on Form 8-K/A (Amendment No. 2);

•                  Hilltop’s separate unaudited historical consolidated financial statements and accompanying notes as of September 30, 2012 and for the three and nine months ended September 30, 2012 and 2011 included in Hilltop’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2012; and

•                  PlainsCapital’s separate unaudited historical consolidated financial statements and accompanying notes as of September 30, 2012 and for the three and nine months ended September 30, 2012 and 2011, included as Exhibit 99.2 to this Current Report on Form 8-K/A (Amendment No. 2).

HILLTOP HOLDINGS INC. UNAUDITED PRO FORMA CONDENSED COMBINED

BALANCE SHEET AS OF SEPTEMBER 30, 2012

	Historical		Pro Forma	Pro Forma
	Hilltop	PlainsCapital	Adjustments	Combined	Notes
	(in thousands)
Assets:
Cash and due from banks	$574,168	$355,302	$(333,737)	$595,733	A
Federal funds sold and securities purchased under agreements to resell	—	55,441	—	55,441
Securities:
Trading	—	45,156	23,402	68,558	B
Available for sale	215,818	639,838	116,773	972,429	B
Held to maturity	—	117,471	(117,471)	—	B
Total securities	215,818	802,465	22,704	1,040,987
Loans held for sale	—	1,335,687	2,012	1,337,699	C
Loans, net	—	3,200,292	(89,281)	3,111,011	D
Broker-dealer and clearing organization receivables	—	174,595	—	174,595
Premiums receivable	26,456	—	—	26,456
Deferred acquisition costs	20,847	—	—	20,847
Reinsurance receivable	22,496	—	—	22,496
Premises and equipment, net	366	96,941	(4,958)	92,349	E
Other real estate owned	—	26,314	(410)	25,904	F
Other assets	23,156	261,188	41,962	326,306	G
Goodwill	23,988	31,568	209,302	264,858	H
Intangible assets	8,216	10,222	69,478	87,916	I
Total assets	$915,511	$6,350,015	$(82,928)	$7,182,598

Liabilities:
Deposits	$—	$4,326,087	$2,701	$4,328,788	J
Broker-dealer and clearing organization payables	—	219,450	—	219,450
Reserve for losses and loss adjustment expenses	46,035	—	—	46,035
Unearned premiums	86,820	—	—	86,820
Short-term borrowings	—	898,344	—	898,344
Notes payable	131,450	45,620	—	177,070
Junior subordinated debentures	—	67,012	—	67,012
Other liabilities	10,401	189,778	17,265	217,444	K
Total liabilities	274,706	5,746,291	19,966	6,040,963
Stockholders’ Equity:
Preferred stock	—	114,068	—	114,068	L
Common stock	564	32	239	835	M
Additional paid-in capital	917,436	162,697	224,616	1,304,749	N
Accumulated other comprehensive income	14,576	8,300	(8,300)	14,576	O
Accumulated earnings (deficit)	(291,771)	318,200	(321,519)	(295,090)	P
Unearned ESOP shares	—	(2,070)	2,070	—	Q
Total stockholders’ equity before noncontrolling interest	640,805	601,227	(102,894)	1,139,138
Noncontrolling interest	—	2,497	—	2,497
Total stockholders’ equity	640,805	603,724	(102,894)	1,141,635
Total liabilities and stockholders’ equity	$915,511	$6,350,015	$(82,928)	$7,182,598

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

HILLTOP HOLDINGS INC. UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF INCOME FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

	Historical		Pro Forma	Pro Forma
	Hilltop	PlainsCapital	Adjustments	Combined	Notes
	(in thousands, except per share data)
Interest income:
Loans, including fees	$—	$148,126	$17,742	$165,868	R
Net investment and other interest income	9,736	24,356	(5,049)	29,043	S
Total interest income	9,736	172,482	12,693	194,911

Interest expense:
Deposits	—	13,461	(486)	12,975	T
Short-term borrowings	—	1,542	—	1,542
Notes payable	6,410	2,034	—	8,444
Junior subordinated debentures	—	1,939	—	1,939
Other interest expense	—	885	—	885
Total interest expense	6,410	19,861	(486)	25,785

Net interest income	3,326	152,621	13,180	169,127
Provision for loan losses	—	8,516	—	8,516
Net interest income after provision for loan losses	3,326	144,105	13,180	160,611

Noninterest income:
Net gains from sale of loans	—	375,803	—	375,803
Mortgage loan origination fees	—	61,904	—	61,904
Investment advisory and securities brokerage fees and commissions	—	74,757	—	74,757
Net premiums earned	109,038	—	—	109,038
Other noninterest income	5,503	14,242	—	19,745
Total noninterest income	114,541	526,706	—	641,247

Noninterest expense:
Loss and loss adjustment expenses	91,749	—	—	91,749
Policy acquisition and other underwriting expenses	32,502	—	—	32,502
Employees’ compensation and benefits	5,960	352,223	—	358,183
Occupancy & equipment	2,545	53,810	—	56,355
General and administrative and other expenses	6,479	132,647	6,900	146,026	U
Total noninterest expense	139,235	538,680	6,900	684,815

Income (loss) before income tax expense	(21,368)	132,131	6,280	117,043
Income tax expense (benefit)	(6,954)	46,570	2,261	41,877	V
Net income (loss)	(14,414)	85,561	4,019	75,166
Less: net income attributable to noncontrolling interest	—	2,957	—	2,957
Less: dividends on preferred stock and other	—	2,534	—	2,534
Net income (loss) attributable to common stockholders	$(14,414)	$80,070	$4,019	$69,675
Net income (loss) per share attributable to common stockholders:
Basic	$(0.26)	$2.42		$0.83
Diluted	$(0.26)	$2.35		$0.83

Weighted average common shares outstanding:
Basic	56,408	33,153	(6,030)	83,531
Diluted	56,408	34,099	(6,976)	83,531

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

HILLTOP HOLDINGS INC. UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 2011

	Historical		Pro Forma	Pro Forma
	Hilltop	PlainsCapital	Adjustments	Combined	Notes
	(in thousands, except per share data)
Interest income:
Loans, including fees	$—	$180,209	$45,377	$225,586	R
Net investment and other interest income	10,538	39,234	(6,732)	43,040	S
Total interest income	10,538	219,443	38,645	268,626

Interest expense:
Deposits	—	28,172	(2,720)	25,452	T
Short-term borrowings	—	1,700	—	1,700
Notes payable	8,985	3,141	—	12,126
Junior subordinated debentures	—	2,502	—	2,502
Other interest expense	—	997	—	997
Total interest expense	8,985	36,512	(2,720)	42,777

Net interest income	1,553	182,931	41,364	225,848
Provision for loan losses	—	21,757	—	21,757
Net interest income after provision for loan losses	1,553	161,174	41,364	204,091

Noninterest income:
Net gains from sale of loans	—	293,469	—	293,469
Mortgage loan origination fees	—	72,351	—	72,351
Investment advisory and securities brokerage fees and commissions	—	92,101	—	92,101
Net premiums earned	134,048	—	—	134,048
Other noninterest income	7,602	19,837	—	27,439
Total noninterest income	141,650	477,758	—	619,408

Noninterest expense:
Loss and loss adjustment expenses	96,734	—	—	96,734
Policy acquisition and other underwriting expenses	47,425	—	—	47,425
Employees’ compensation and benefits	7,714	348,121	—	355,835
Occupancy & equipment	958	64,682	—	65,640
General and administrative and other expenses	1,912	141,215	9,347	152,474	U
Total noninterest expense	154,743	554,018	9,347	718,108

Income (loss) before income tax expense	(11,540)	84,914	32,017	105,391
Income tax expense (benefit)	(5,009)	30,068	11,526	36,585	V
Net income (loss)	(6,531)	54,846	20,491	68,806
Less: net income attributable to noncontrolling interest	—	1,650	—	1,650
Less: dividends on preferred stock and other	—	7,488	—	7,488
Net income (loss) attributable to common stockholders	$(6,531)	$45,708	$20,491	$59,668
Net income (loss) per share attributable to common stockholders:
Basic	$(0.12)	$1.39		$0.71
Diluted	$(0.12)	$1.36		$0.71

Weighted average common shares outstanding:
Basic	56,499	32,851	(5,728)	83,622
Diluted	56,511	33,493	(6,370)	83,634

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet as of September 30, 2012 and the unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2012 and the year ended December 31, 2011 are based on the historical financial statements of Hilltop and PlainsCapital after giving effect to the completion of the merger and the assumptions and adjustments described in the accompanying notes. It does not reflect cost savings or operating synergies expected to result from the merger, or the costs to achieve these cost savings or operating synergies, or any anticipated disposition of assets that may result from the integration of the operations of the two companies.

The transaction will be accounted for under the acquisition method of accounting. In business combination transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the asset (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable.

All of the assets acquired and liabilities assumed in a business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired, including identifiable intangibles, and liabilities assumed is allocated to goodwill. Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally affect income tax expense.

The unaudited pro forma information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

2. Acquisition Consideration

On May 8, 2012, Hilltop entered into a definitive agreement and plan of merger with PlainsCapital and Meadow Corporation, pursuant to which PlainsCapital would merge with and into Meadow Corporation and become a subsidiary of Hilltop. After the close of business on November 30, 2012, Hilltop acquired all outstanding common stock of PlainsCapital in a stock and cash transaction. The purchase consideration to PlainsCapital shareholders included 27.1 million shares of Hilltop common stock, 114,068 shares of Hilltop preferred stock, and $311.8 million of cash. At the closing (as defined in the merger agreement), each outstanding share of PlainsCapital common stock was converted into the right to receive 0.776 shares of Hilltop common stock and $9.00 in cash (collectively, the “Merger Consideration”), subject to certain adjustments. Each outstanding and unexercised option to purchase shares of PlainsCapital common stock vested in full and the holder thereof received the Merger Consideration in respect of each share of PlainsCapital common stock underlying such stock option, less the applicable exercise price and withholding taxes. Each outstanding PlainsCapital restricted stock unit and share of PlainsCapital restricted common stock vested in full and was converted into the right to receive the Merger Consideration, less applicable withholding taxes. Each share of PlainsCapital Series C preferred stock was converted into one share of Hilltop Series B preferred stock having the same rights, preferences, privileges, voting powers, limitations, and restrictions as the PlainsCapital Series C preferred stock.

Based on PlainsCapital’s shares of common stock and equity awards outstanding as of November 30, 2012, the acquisition consideration is as follows (in thousands).

Acquisition Consideration

Number of shares of Hilltop common stock - as exchanged	27,123
Multiplied by Hilltop common stock price on November 30, 2012	$14.29
Fair value of Hilltop common stock issued		$387,584
Fair Value of Hilltop preferred stock issued		114,068
Cash distribution to PlainsCapital common stockholders (1)		311,805
Total Acquisition Consideration		$813,457

(1)                                 The cash distribution to PlainsCapital common shareholders equals the cash portion of the Merger Consideration of $9.00, multiplied by the total PlainsCapital common stock upon the closing of the merger, subject to certain adjustments.

3. Acquisition Consideration Allocation

Under the acquisition method of accounting, the total acquisition consideration is allocated to the acquired tangible and intangible assets and assumed liabilities of PlainsCapital based on their estimated fair values as of the closing of the merger. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The total acquisition consideration as shown in the table above is allocated to PlainsCapital’s tangible and intangible assets and liabilities as of September 30, 2012 based on their fair values as follows (in thousands).

Acquisition Consideration Allocation

Cash and due from banks	$337,417
Federal funds sold and securities purchased under agreements to resell	55,441
Securities	825,169
Loans held for sale	1,337,699
Loans, net	3,111,011
Broker-dealer and clearing organization receivables	174,595
Premises and equipment, net	91,983
Other real estate owned	25,904
Other assets	302,422
Deposits	(4,328,788)
Broker-dealer and clearing organization payables	(219,450)
Short-term borrowings	(898,344)
Notes payable	(45,620)
Junior subordinated debentures	(67,012)
Other liabilities	(207,043)
Noncontrolling interest	(2,497)
Intangible assets	79,700
Goodwill	240,870
Acquisition Consideration	$813,457

Approximately $79.7 million has been allocated to amortizable intangible assets acquired. The amortization related to the fair value of net amortizable intangible assets is reflected as a pro forma adjustment to the unaudited pro forma condensed combined financial statements.

Identifiable intangible assets. The fair values of intangible assets were determined based on the provisions of ASC 805, which defines fair value in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, or “ASC 820.” ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. The current allocation to intangible assets is as follows (dollars in thousands).

		Estimated
		Useful Life
		(Years)	Method
Core deposit intangible	$38,775	10-12	accelerated
Trademarks and trade names	16,500	10-20	straight-line
Non-compete agreements	11,650	4-6	straight-line
Customer contracts and relationships	9,000	8-12	accelerated
Internally developed software	3,102	3	straight-line
Software under development	673
Total intangible assets	$79,700

Goodwill. Goodwill represents the excess of the acquisition consideration over the current fair value of the underlying net tangible and intangible assets and assumed liabilities. Among the factors that contribute to a purchase price in excess of the fair value of the net tangible and intangible assets are the skill sets, operations, customer base and organizational cultures that can be leveraged to enable the combined company to build an enterprise greater than the sum of its parts. In accordance with ASC Topic 350, Intangibles—Goodwill and Other, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of the impairment during the period in which the determination is made.

4. Unaudited Pro Forma and Acquisition Accounting Adjustments

The unaudited pro forma financial information is not necessarily indicative of what the financial position or operating results actually would have been had the merger been completed at the date indicated, and includes adjustments which are preliminary and may be revised. Such revisions may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the combined companies would have been, nor necessarily indicative of the financial position of the post-merger periods. The unaudited pro forma financial information does not give consideration to the impact of possible expense efficiencies, synergies, strategy modifications, asset dispositions, or other actions that may result from the merger.

The following unaudited pro forma adjustments result from accounting for the merger, including the determination of fair value of the assets, liabilities, and commitments which Hilltop, as the acquirer for accounting purposes, acquired from PlainsCapital. The descriptions related to these adjustments are as follows (in thousands).

Balance Sheet

A	Adjustments to cash:
	To reflect cash used to purchase shares of PlainsCapital	$(311,805)
	To reflect cash paid by PlainsCapital to settle executive compensation obligations	(12,267)
	To reflect cash used to pay estimated transaction costs of Hilltop	(4,047)
	To reflect cash used to pay estimated transaction costs of PlainsCapital	(5,618)
		$(333,737)

B	Adjustments for fair value and reclassifications of securities based on management intent, net:
	Trading securities	$23,402
	Available for sale securities	$116,773
	Held to maturity securities	$(117,471)

C	Reclassification of loans held for investment in mortgage origination segment	$2,012

D	Adjustments to loans, net:
	To eliminate PlainsCapital historical loan loss reserves	$59,452
	To reflect estimated fair value at acquisition date	(148,733)
		$(89,281)

E	Adjustment to premises and equipment to reflect estimated fair value at acquisition date	$(4,958)

F	Adjustment to other real estate owned	$(410)

G	Adjustments to other assets:
	To reflect deferred tax asset changes from pro forma adjustments	$38,536
	To reflect acquired current tax recoverable from estimated transaction costs of PlainsCapital	1,011
	To reflect current tax recoverable from estimated transaction costs of Hilltop	728
	Other, net	1,687
		$41,962

H	Adjustments to goodwill:
	To eliminate PlainsCapital historical acquired goodwill	$(31,568)
	To reflect the goodwill associated with the PlainsCapital acquisition	240,870
		$209,302

I	Adjustments to intangible assets:
	To record the estimated fair value of acquired identifiable intangible assets	$79,700
	To eliminate PlainsCapital historical acquired intangible assets	(10,222)
		$69,478

J	Adjustment to deposits to reflect estimated fair value at acquisition date	$2,701

K	Adjustments to other liabilities:
	To eliminate contingent liability related to First Southwest escrow shares	$(13,273)
	To reflect liability for change in control payments due under existing contracts	9,059
	To reflect cash paid by PlainsCapital to settle executive compensation obligations	(12,267)
	To reflect deferred tax liability changes resulting from pro forma adjustments	31,503
	Other, net	2,243
		$17,265

L	Adjustments to preferred stock:
	To eliminate PlainsCapital historical preferred stock	$(114,068)
	To reflect the issuance of Hilltop preferred stock, at fair value	114,068
		$—

M	Adjustments to common stock:
	To eliminate PlainsCapital historical common stock	$(32)
	To reflect the issuance of Hilltop common stock to PlainsCapital shareholders	271
		$239

N	Adjustments to additional paid-in capital:
	To eliminate PlainsCapital historical additional paid-in capital	$(162,697)
	To reflect the issuance of Hilltop common stock to PlainsCapital shareholders	387,313
		$224,616

O	Adjustments to eliminate PlainsCapital historical other accumulated other comprehensive income	$(8,300)

P	Adjustments to accumulated deficit:
	To eliminate PlainsCapital historical retained earnings	$(318,200)
	To reflect estimated transactions costs of Hilltop, net of tax	(3,319)
		$(321,519)

Q	Adjustment to unearned ESOP shares to reflect vesting of PlainsCapital unearned ESOP shares	$2,070

Statements of Income

		Nine Months
		Ended	Year Ended
		September 30, 2012	December 31, 2011
R	Adjustment to loan interest income to reflect amortization of loan discounts resulting from loan fair value pro forma adjustment	$17,742	$45,377

S	Adjustment to net investment and other interest income to reflect foregone interest resulting from pro forma cash adjustments	$(5,049)	$(6,732)

T	Adjustment to interest expense to reflect reduction in interest on deposits resulting from pro forma cash adjustments	$(486)	$(2,720)

U	Adjustment to general and administrative and other expenses:
	To eliminate PlainsCapital historical amortization expense	$(1,163)	$(2,056)
	To reflect amortization of acquired intangible assets	8,351	11,788
	To reflect reduction in depreciation expense resulting from premises and equipment pro forma adjustment	(288)	(385)
		$6,900	$9,347

V	Adjustment to income tax expense to reflect the income tax effect of pro forma adjustments R - U at Hilltop’s estimated combined statutory tax rate of 36%	$2,261	$11,526

5. Unaudited Estimated Amortization/Accretion of Purchase Accounting Adjustments

The following table sets forth an estimate of the expected effects of the projected aggregate purchase accounting adjustments reflected in the pro forma condensed combined financial statements on the future income before income tax expense of Hilltop after the merger with PlainsCapital (in thousands).

	Accretion (Amortization)
	Year 1	Year 2	Year 3	Year 4	Year 5
Loans, including fees	$45,377	$22,360	$14,601	$9,840	$5,558
Net investment and other interest income	(5,931)	(5,158)	(5,004)	(4,665)	(829)
Deposits	2,720	649	(321)	(196)	(151)
Core deposit intangible	(6,100)	(5,577)	(5,054)	(4,531)	(4,008)
Other intangibles	(5,688)	(5,558)	(5,427)	(4,263)	(3,065)
Increase (decrease) in income before income tax expense	$30,378	$6,716	$(1,205)	$(3,815)	$(2,495)

The actual effect of purchase accounting adjustments on the future income before income tax expense of Hilltop may differ from these estimates based on the closing date estimates of fair values and the use of different amortization methods than assumed above.

6. Earnings per Common Share

Unaudited pro forma earnings per common share for the nine months ended September 30, 2012 and for the year ended December 31, 2011 have been calculated using Hilltop’s historic weighted average common shares outstanding plus the common shares issued to PlainsCapital shareholders per the merger agreement.

The following table sets forth the calculation of basic and diluted unaudited pro forma earnings per common share for the nine months ended September 30, 2012 and the year ended December 31, 2011 (in thousands, except per share data).

	Nine Months
	Ended		Year Ended
	September 30, 2012		December 31, 2011
	Basic	Diluted	Basic	Diluted
	(in thousands, except per share data)

Pro forma net income	$69,675	$69,675	$59,668	$59,668

Weighted average common shares outstanding:
Historic Hilltop	56,408	56,408	56,499	56,511
Common shares issued to PlainsCapital	27,123	27,123	27,123	27,123
Pro forma	83,531	83,531	83,622	83,634

Pro forma net income per common share	$0.83	$0.83	$0.71	$0.71

7. Significant Subsequent Transactions

Subsequent to the pro forma balance sheet date and prior to the closing of the merger, PlainsCapital entered into several significant transactions.  These transactions included the sale of other real estate, the sale of certain auction rate securities, the charge-off of loans held for investment, the retirement of debt payable to another bank, and the recognition of additional compensation expense resulting from the accelerated vesting of stock-based compensation.  In aggregate, these transactions resulted in a reduction of net income of $31.3 million.